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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference to the registration statements of L-3 Communications Holdings, Inc. and subsidiaries (the "Company") on Forms S-8 (File Nos. 333-59281, 333-64389, 333-78317 and 333-64300) and on Forms S-3
(File Nos. 333-58328, 333-75558, 333-84826 and 333-99693) of our report dated
January 27, 2003 on our audits of the consolidated financial statements of the Company as of December 31, 2002 and 2001 and for the three years ended December 31, 2002, which report is included in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
New York, New York
March 10, 2003